THIS AGREEMENT is made on the 1st day of March 1999

BETWEEN:

(1) HANG FUNG GOLD TECHNOLOGY LIMITED whose principal place of business is at Unit 25-32, 2nd Floor, Block B, Focal Industrial Centre, 21 Man Lok Street, Hunghom, Kowloon, Hong Kong (the "Company"); and

(2) CHAN YAM FAI, JANE of Flat D, 10th Floor, Block B, Mountain Court, No.5 Ho Man Tin Hill Road, Ho Man Tin, Kowloon, Hong Kong (the "Executive").

WHEREAS the Company has agreed to employ the Executive and the Executive has agreed to serve the Company as an executive director on the following terms and conditions.

WHEREBY IT IS AGREED AS FOLLOWS:-

1.   INTERPRETATION

(A)  In this Agreement, unless the context otherwise requires:-

     "Board" means the board of directors of the Company from time to time;

     "Business" means all the business and affairs carried out by the Group from time to time and with which the Executive was concerned during the 12 month period prior to the termination of the Employment;

     "Companies Ordinance" means the Companies Ordinance (Cap. 32 of the Laws of Hong Kong) from time to time amended or re-enacted;

     "Group" means the Company and its subsidiaries from time to time (and the expression "member of the Group" shall be construed accordingly);

     "Group Employee" means any person who was employed by the Group for at least three months prior to and on the Termination Date, and

     (i) with whom the Executive has had personal contact or dealings in performing his duties of employment; or

     (ii) who has or has had material contact with customers or suppliers of the Group in performing his or her duties of employment with the Group; or

     (iii)who was a member of the management team of any company within the Group.

     "Hong Kong" means the Hong Kong Special Administrative region of the PRC;

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     "HK$" means Hong Kong dollars;

     "Listing Rules" means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited;

     "PRC" means the People's Republic of China;

     "Stock Exchange" means The Stock Exchange of Hong Kong Limited;

     "subsidiary" means a company:

          (a) of which the Company controls the composition of the board of directors; or

          (b)  of which the Company controls more than half of the voting power;
               or

          (c) of which the Company holds more than half of the issued share capital (excluding any part of it which carries no right to participate beyond a specified amount in a distribution of either profits or capital); or

          (d) which is a subsidiary of any company which is a subsidiary of the Company; and

     "Termination Date" means the date when the Executive's employment with the Company terminates.

(B) References herein to Clauses and Schedules are references to the clauses and schedules of this Agreement which shall be deemed to form part of this Agreement. The headings in this Agreement are inserted for convenience of reference only and do not affect the interpretation hereof.

(C) References herein to one gender include references to all other genders. References herein to persons include references to individuals, firms, companies, corporations and unincorporated bodies of persons and vice versa. References herein to the singular number include references to the plural and vice versa.

(D) Terms defined in Section 2 of the Companies Ordinance shall in this Agreement have the meanings ascribed to them in that section.

2.   EMPLOYMENT
     ----------
     The Company will employ the Executive and the Executive hereby agrees to serve the Company as an executive director upon the terms and subject to the conditions hereinafter appearing.

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3.   DURATION
     --------
     The employment of the Executive by the Company commenced on 1 October 1998 for an initial term of three years. Subject to Clause 10, either party may terminate this Agreement at any time by giving not less than three months' written notice or payment of salary in lieu thereof to the other party.

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4.   EXECUTIVE'S DUTIES
     ------------------
     The Executive shall, during the continuance of his employment hereunder:

     (a) serve the Company as an executive director and, in such capacity, perform such duties and exercise the powers from time to time assigned to or vested in him by the Board;

     (b) comply with and conform to any lawful instructions or directions from time to time given or made by the Board, or with the authority of the Board, and shall comply with the Company's rules, regulations, policies and procedures from time to time in force;

     (c) faithfully and diligently serve the Group and use his best endeavours to promote the business and interests thereof;

     (d) devote himself exclusively and diligently to the business and interests of the Group and personally attend thereto at all times during usual business hours and during such other times as the Company may reasonably require except in case of incapacity through illness or accident in which case he shall forthwith notify the Secretary of the Company of such incapacity and shall furnish to the Board such evidence thereof as it may require;

     (e) keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Group and provide such explanations as the Board may require in connection therewith;

     (f) comply to the best of his ability with the Listing Rules from time to time in force for so long as the Company is listed on the Stock Exchange; and

     (g) not demand or accept or permit any member of his family to demand or accept from third parties any gifts, benefits or advantages offered or given to the Executive or a member of his family by reason of his employment with the Company.

5.   REMUNERATION
     ------------
5.1  The remuneration of the Executive shall be:

     (a) a monthly salary of HK$30,000 payable in arrears payable no later than the last day of the month to which such salary relates, such salary to include any sum receivable as director's fees or other remuneration from any other member of the Group. This salary will be reviewed by the Board on or around 1 April each year. Any annual increment of the Executive's monthly salary under this Clause shall not exceed 15% of the Executive's then existing monthly salary;

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     (b)  a guaranteed annual double pay equivalent to one month's salary, which will be paid on or around the Chinese New Year period. If the Executive joins or leaves (other than as a result of voluntary resignation or summary dismissal) during the calendar year, this double pay will be calculated on a pro rata basis provided the Executive was employed for at least three months during the relevant calendar year; and

     (c) a discretionary bonus of such amounts (if any) at such times and subject to such conditions as the Board may in its absolute discretion decide. Such bonus, if payable, shall be calculated as a percentage of the consolidated net profit after taxation and extraordinary items of the Group of each financial year (as disclosed by the audited consolidated accounts of the Group) (the "Consolidated Profit") provided that the aggregate amount of bonus payable to all the executive directors shall not exceed five per cent (5%) of the Consolidated Profit for the relevant year during the term of this Agreement. The Executive will not be eligible to be considered for such a bonus if he has left the employment of the Company or is serving out any notice given to him by the Company to terminate his employment at the date when the Company's annual bonuses are declared.

5.2 The discretionary bonus referred to in Clause 5.1(c) shall be payable in respect of each financial year within thirty (30) days after the issue of the audited consolidated accounts of the Group for such financial year.

5.3 The Executive shall not vote or be counted in the quorum in respect of any resolution regarding the amount of monthly salary, guaranteed double pay or discretionary bonus payable to him.

5.4 The Company may arrange for the whole or any part of the Executive's remuneration payable hereunder to be paid by one or more members of the Group to which the Executive has provided or may provide services pursuant to this Agreement.

6.   OTHER BENEFITS
     --------------
     In addition to the foregoing remuneration and benefits, the Executive shall also be entitled to the following, subject to determination by the Board as to the appropriate level of cost of each item:

     (a) the provision of medical, dental and optical insurance under such insurance scheme as the Board may decide from time to time at the expense of the Company for the benefit of the Executive, his spouse and dependant children under the age of 18;

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

     (b) membership of the Group's provident fund subject to the terms and conditions of such scheme from time to time in force;

     (c) the shared use of a Company owned car, together with the other executive directors of the Company, in respect of which the Company shall pay all maintenance, petrol and parking costs; and

     (d) the Company shall pay for all the maintenance, petrol and parking costs in respect of one car owned by the Executive.

7.   EXPENSES
     --------
     The Company shall reimburse the Executive (against receipts or such other reasonable evidence of expenditure as the Board may require) for all reasonable expenses properly incurred in the course of his employment hereunder or in promoting or otherwise in connection with the business of the Group.

8.   DEDUCTIONS
     ----------
     The Company shall to the extent permitted by s.32 of the Employment Ordinance of the Laws of Hong Kong, be entitled to deduct from the Executive's remuneration hereunder any monies due from him to the Company or any of its subsidiaries including, but not limited to, any outstanding loans, advances, the cost of repairing any damage to or loss of the Group's property caused by him (and of recovering the same) and any other monies owed by him to the Company or any of its subsidiaries.

9.   LEAVE
     ------
9.1 The Executive shall be entitled after completion of each year of service with the Company to twenty-one working days' annual leave (in addition to public holidays) with full pay, which leave shall be taken at such time or times as may be approved by the Board.

9.2  Unused annual leave may be carried forward from time to time.

10.  TERMINATION
     -----------
10.1 If at any time during the term of his employment hereunder the Executive shall:

     (a) be guilty of or commit any serious misconduct which in the absolute opinion of the Board is in any way detrimental to the interests of any member of the Group;

     (b)  be in breach of any material term of this Agreement;

     (c) commit any act of bankruptcy or become insolvent or make any arrangements or composition with his creditors generally;

     (d)  fail to pay his personal debts;

     (e) be convicted of any criminal offence involving his integrity or honesty; or

     (f) refuse to carry out any reasonable lawful order given to him by the Board in the course of his employment or fail diligently to attend to his duties hereunder;

          the Company may terminate the Executive's employment hereunder forthwith without any notice or payment in lieu of notice and upon such termination the Executive shall not be entitled to any payment or other benefits whatsoever (other than in respect of unpaid salary and unused annual leave actually accrued) for or in respect of the then current year of service or to claim any compensation or damages for or in respect of or by reason of such termination.

10.2 In the event of termination of the Executive's employment for whatever reason, the Executive shall (if not already vacated from such office(s)) forthwith resign as a director of the Company and from all offices held by him in any member of the Group.

10.3 Any delay or forbearance by the Company in exercising any right to terminate this Agreement shall not constitute a waiver of such right.

11.  NO RIGHT TO WORK
     ----------------
     The Company shall be under no obligation to provide any work for the Executive during any period of notice either given by the Company or the Executive to terminate the Executive's employment under this Agreement. The Company may at any time during the said period suspend the Executive from his employment or exclude him from any premises of the Company. Provided that during such period the Executive shall continue to receive salary and all other contractual benefits provided by this Agreement.

12.  EXECUTIVE'S UNDERTAKINGS
     ------------------------
12.1 The Executive shall not either during the continuance of his employment hereunder or at any time thereafter:

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     (a)  divulge  to  any  person  whomsoever  or  to  any  body  corporate  or unincorporate (except to those officers of the Group whose province it is to know the same); or

     (b) use for his own purposes or for any purposes other than those of the Group and shall use his best endeavours to prevent the unauthorised publication or disclosure of any trade secret or any confidential information concerning the business or finances of any member of the Group or any of its dealings, transactions or affairs or those of its customers, suppliers, management and shareholders which may come to his knowledge during or in the course of his employment including but not limited to any such information relating to customers, customer lists or requirements or ways of dealing with customers, pricing structures, marketing and sales information, business plans or dealings, employees or officers, financial information, accounts and plans, designs, formulae, product lines, prototypes, services, research activities, source codes and computer systems, software, technical information, any document marked "Confidential" (or with a similar expression), or any information which he has been told is confidential or which he might reasonably expect the Group would regard as confidential, or any information which has been given to the Group in confidence by customers and other persons.

12.2 Forthwith upon the termination of the employment of the Executive hereunder, and/or at any other time if the Company shall so request, the
     Executive shall deliver to the Company all documents (including correspondence, lists of customers, notes, memoranda, plans, drawings and other documents of whatsoever nature), models or samples made or compiled by or delivered to the Executive during his employment hereunder and concerning the business, finances or affairs of any member of the Group. For the avoidance of doubt it is hereby declared that the property in all such documents as aforesaid shall at all times be vested in the relevant member of the Group.

12.3 The Executive shall not at any time during the continuance of his employment hereunder or for a period of twelve months immediately following the Termination Date whether on his own behalf or on behalf of any other person or body corporate or unincorporate directly or indirectly:

     (a) at any place within Hong Kong carry on or be concerned as a shareholder, director, employee, partner, manager, consultant, adviser or otherwise to or in any person, firm or company engaged in any business in competition with the business(es) of the Company in the faithful performance of which it could be reasonably anticipated that the Executive would or would be required or expected to use or disclose any confidential information or trade secrets of the Company or any member of the Group provided that the provisions of this clause shall only apply in respect of products or services with which the Executive was personally concerned or for which the Executive was responsible during the Executive's employment hereunder;

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

     (b) solicit or entice away from any member of the Group or deal with any person or body corporate or unincorporate who now is or at the Termination Date may have become a customer or supplier of any member of the Group and with whom the Executive had personal contact or dealings during the twelve months immediately preceding the Termination Date;

     (c) encourage or procure any person who is a Group Employee or director of any member of the Group to leave the Group's employment, where that person is a Group Employee or director of any member of the Group on the Termination Date; or

     (d) accept into employment or otherwise engage or use the services of any person who is a Group Employee or director or consultant to any member of the Group on the Termination Date, and who by reason thereof is or may be likely to be in possession of any confidential information relating to the Group's business or otherwise.

12.4 Each of the above restrictions constitutes an entirely separate and independent restriction on the Executive.

12.5 While at the date of this Agreement the duration, extent and application of each of the above restrictions are considered by the parties no greater than is necessary for the protection of the interests of the Company and any member of the Group and reasonable in all the circumstances, if unforeseen changes occur or court judgements are delivered which would render any of the provisions invalid or void, the parties declare that each of the restrictions or any parts thereof being separate and severable shall where appropriate be deleted or amended to the extent necessary to make such restrictions effective and enforceable.

12.6 The Executive shall comply, where relevant, with every rule of law, every rule and regulation of the Stock Exchange or any other stock exchange on which he deals and every regulation, code of practice and the bye-laws of the Company in force in relation to dealings in shares, debentures or other securities of the companies in the Group and in relation to unpublished price-sensitive information affecting the shares, debentures or other securities of any company in the Group, including (without limitation) the Model Code for Securities Transactions by Directors of Listed Companies set out in Appendix 10 to the Listing Rules and the provisions of the Securities (Insider Dealing) Ordinance, Provided always that in relation to overseas dealings the Executive shall also comply with all laws of the state and all rules and regulations of the stock exchange, market or dealing system in which such dealings take place.

13.  PLACE OF WORK/SECONDMENT
     ------------------------
13.1 The Executive's normal place of work shall be Unit 25-32, 2nd Floor, Block B, Focal Industrial Centre, 21 Man Lok Street, Hunghom, Kowloon, Hong Kong but the Company reserves the right to change this to any place within or outside Hong Kong. The Executive will be given at least one month's notice of any such change. The Executive will be provided with such financial or other relocation assistance as may be payable under any relevant policy which the Group may operate at the relevant time.

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13.2 The  executive  acknowledges  and agrees the  Company may from time to time transfer or second his services to any other member of the Group as part of any reorganisation or otherwise and either permanently or temporarily.

14.  MISCELLANEOUS
     -------------
14.1 This Agreement shall be in substitution for any subsisting agreement or arrangement (oral or otherwise) made between the Company and the Executive which shall be deemed to have been terminated by mutual consent as from the date on which the Executive's employment under this Agreement commences.

14.2 The expiration or termination of this Agreement howsoever arising shall not operate to affect such of the provisions hereof as in accordance with their terms are expressed to operate or have effect thereafter.

14.3 In the event of any variation of the remuneration payable to the Executive hereunder being made by consent of the parties hereto such variation shall not constitute a new agreement but (subject to any express agreement to the contrary) the employment of the Executive hereunder shall continue subject in all respects to the terms and conditions of this Agreement with such variation as aforesaid.

14.4 Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the relevant party at its address or fax number set out below (or such other address or fax number as the addressee has by five days' prior written notice specified to the other party):

         To the Company:   Hang Fung Gold Technology Limited
                           Unit 25-32, 2nd Floor
                           Block B, Focal Industrial Centre
                           21 Man Lok Street
                           Hunghom, Kowloon
                           Hong Kong
                           Fax Number: 2362 3034
                           Attention:  Board of Directors

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         To the Executive: Chan Yam Fai, Jane
                           Flat D, 10th Floor, Block B
                           Mountain Court
                           No.5 Ho Man Tin Hill Road
                           Ho Man Tin
                           Kowloon
                           Hong Kong
                           Fax Number: 2362 3034

     Any notice, demand or other communication so addressed to the relevant party shall be deemed to have been delivered (a) if given or made by letter, when actually delivered to the relevant address; and (b) if given or made by fax, when despatched subject to receipt of machine-printed confirmation of error-free despatch.

14.5 If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.

14.6 No failure or delay by the Company in exercising any right, power or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy. Without limiting the foregoing, no waiver by the Company of any breach by the Executive of any provision in this Agreement shall be deemed to be a waiver of any subsequent breach of that or any other provision in this Agreement.

14.7 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts.

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

IN WITNESS WHEREOF the parties hereto have signed this document on the date appearing at the head hereof.


SIGNED by                     )
for and on behalf of          )
HANG FUNG GOLD                )
TECHNOLOGY LIMITED            )
 in the presence of:          )




SIGNED by                     )
CHAN YAM FAI, JANE            )
in the presence of:           )

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